UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

EMCORE CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	001-36632	22-2746503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Clark Drive Budd Lake, New Jersey	07828
(Address of principal executive offices)	(Zip Code)

(626) 293-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	EMKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the closing on February 28, 2025 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 7, 2024, by and among EMCORE Corporation, a New Jersey corporation (the “Company”), Velocity One Holdings, LP, a Delaware limited partnership (“Parent”), Aerosphere Power Inc., a New Jersey corporation and indirect wholly owned subsidiary of Parent (“Parent Group Member”), and Velocity Merger Sub, Inc., a New Jersey corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms and conditions set forth in the Merger Agreement, on the Closing Date, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as an indirect wholly owned subsidiary of Parent.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Merger was completed pursuant to the terms of the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each share of common stock of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) shares held by the Company in treasury or by Parent Group Member, Parent or Merger Sub, (ii) shares held by any wholly owned subsidiary of the Company or any wholly owned subsidiary of Parent Group Member, Parent or Merger Sub and (iii) shares held by shareholders of the Company who have properly demanded and not withdrawn a demand for, or lost their right to, appraisal rights pursuant to Section 14A:11-1 et seq. of the New Jersey Business Corporation Act, as amended (the “NJBCA”), collectively, the “Excluded Shares”) was automatically cancelled and converted into the right to receive $3.10 per share in cash (the “Merger Consideration”), without interest and subject to any required withholding taxes.

Immediately prior to the Effective Time:

•	each outstanding restricted stock unit award subject to time-based vesting restrictions, whether vested or unvested, outstanding under any of the Company’s 2010 Equity Incentive Plan, 2012 Equity Incentive Plan, Amended and Restated 2019 Equity Incentive Plan, 2022 New Employee Inducement Plan, Officer and Director Share Purchase Plan, Directors’ Compensation Policy, and Short-Term Incentive Plan, in each case, as amended (each a “Company Equity Plan”) was canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (1) the amount of the Merger Consideration by (2) the total number of shares of Company Common Stock represented by such restricted stock unit award subject to time-based vesting restrictions;

•	each outstanding restricted stock unit award subject to performance vesting conditions outstanding under any Company Equity Plan (a) to the extent not vested, was deemed to have satisfied such performance vesting conditions at 100% of target, with any time-based vesting conditions waived, and (b) was canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (1) the amount of the Merger Consideration by (2) the total number of shares of Company Common Stock represented by such restricted stock unit award subject to performance vesting conditions; and

•	each outstanding stock option of the Company (if any), whether vested or unvested, was canceled and converted into the right to receive (without interest) a lump sum cash payment (less applicable tax withholdings) equal to the product obtained by multiplying (1) the excess, if any, of the amount of the Merger Consideration over the per share exercise price of such stock option by (2) the total number of shares of Company Common Stock underlying such stock option. Any stock option, whether vested or unvested, for which the per share exercise price attributable to such stock option was equal to or greater than the Merger Consideration was canceled as of the Effective Time for no consideration. As of immediately prior to the Effective Time, there were no outstanding stock options to purchase Company Common Stock.

At the Effective Time, (a) each share of Company Common Stock held by the Company as treasury stock or held directly by Parent Group Member, Parent or Merger Sub (or any direct or indirect wholly owned subsidiaries of the Company, Parent Group Member, Parent or Merger Sub), in each case, immediately prior to the Effective Time, was automatically cancelled and ceased to exist, and no consideration or payment was delivered in exchange therefor or in respect thereof; (b) all outstanding shares of capital stock of Merger Sub held immediately prior to the Effective Time was converted into and became (in the aggregate) 100 shares of newly and validly issued, fully paid and nonassessable shares of common stock, no par value, of the surviving corporation and constituted the only outstanding shares of capital stock of the surviving corporation as of immediately after the Effective Time; and (c) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by shareholders who properly demanded appraisal of such shares in accordance with Section 14A:11-1 et seq. of the NJBCA or otherwise pursuant to applicable law (the “Dissenting Shares”) and, as of the Effective Time, had not failed to perfect, withdrew or otherwise lost their rights to appraisal under applicable law (including the NJBCA) and if a court of competent jurisdiction had not determined that such holder was not entitled to the relief provided by Section 14A:11-1 et seq. of the NJBCA or otherwise pursuant to applicable law with respect to such Dissenting Shares, was cancelled and ceased to exist, and such shareholders are only entitled to such rights as are provided to holders of Dissenting Shares pursuant to Section 14A:11-1 et seq. of the NJBCA or otherwise pursuant to applicable law. Each Dissenting Share held by shareholders who, after the Effective Time, failed to perfect, withdrew or otherwise lost the right to appraisal of such shares pursuant to Section 14A:11-1 et seq. of the NJBCA or otherwise pursuant to applicable law or if a court of competent jurisdiction determined that such holder was not entitled to the relief provided by Section 14A:11-1 et seq. of the NJBCA or otherwise pursuant to applicable law, was deemed to have been converted into, as of the Effective Time, the right to receive the Merger Consideration on the terms and subject to the conditions in the Merger Agreement.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 8, 2024, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On February 28, 2025, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Merger had been completed and requested that Nasdaq (i) suspend trading of the Company Common Stock on Nasdaq at the close of business on February 28, 2025, (ii) remove the Company Common Stock from listing on Nasdaq and (iii) file with the SEC a notification of removal from listing on Form 25 to delist the Company Common Stock from Nasdaq and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company Common Stock will no longer be listed on Nasdaq.

Additionally, the Company intends to file a Form 15 with the SEC terminating registration of the Company Common Stock under Section 12(g) of the Exchange Act and suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification of Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As set forth under Item 2.01 of this Current Report on Form 8-K, at the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) was automatically cancelled and converted into the right to receive the Merger Consideration.

Item 5.01	Change in Control of Registrant.

The information set forth under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became an indirect wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the Merger, at the Effective Time, each of Matthew Vargas, Cletus C. Glasener, Bruce E. Grooms, Jeffrey J. Roncka, and David Rodgers ceased to serve on the board of directors of the Company and any committee thereof. These departures were a result of the completion of the Merger in accordance with the Merger Agreement and not as a result of any disagreements between the Company and the departing directors on any matters relating to the Company’s operations, policies or practices.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In accordance with the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety. A copy of such amended and restated certificate of incorporation is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

In accordance with the Merger Agreement, at the Effective Time, the bylaws of the Company were amended and restated in their entirety. A copy of such amended and restated bylaws is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1*+	Agreement and Plan of Merger, dated as of November 7, 2024, by and among Velocity One Holdings, LP, Aerosphere Power Inc., Velocity Merger Sub, Inc., and EMCORE Corporation (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on November 8, 2024).
3.1	Amended and Restated Certificate of Incorporation of EMCORE Corporation.
3.2	Amended and Restated Bylaws of EMCORE Corporation.
104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

*    Schedules (or similar attachments) to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted schedules to the SEC on a confidential basis upon request.

+    Certain information was redacted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

Date: February 28, 2025	By:	/s/ Tom Minichiello
	Name:	Tom Minichiello
	Title:	Chief Financial Officer